Exhibit 99
[LOGO] MARINE PRODUCTS
       CORPORATION


FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Increased Fourth Quarter Cash Dividend and
       Plans to Announce Fourth Quarter and Annual 2005 Financial Results during a Conference Call on February 15, 2006

ATLANTA, January 24, 2006 - The Marine Products Corporation (NYSE: MPX) Board of Directors declared an increased quarterly cash dividend of $0.05 per share payable March 10, 2006 to common shareholders of record at the close of business on February 10, 2006.

Marine Products Corporation also announced today that it will release its financial results for the fourth quarter and twelve months ended December 31, 2005 on Wednesday, February 15, 2006 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, February 15, 2006 at 9 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on February 22, 2006 by dialing (800) 642-1687 or (706) 645-9291, conference ID 4071787.
This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com